UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2023

Casa Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2023, Casa Systems, Inc. (the “Company”) appointed Philip E. Paro, Jr. to serve as the Company’s principal accounting officer and to the positions of Vice President and Chief Accounting Officer, effective as of September 5, 2023 the (“Effective Date”). Edward Durkin, the Company’s Chief Financial Officer and principal accounting officer, will no longer serve as the principal accounting officer effective as of the Effective Date, but will remain the Company’s Chief Financial Officer.

In connection with Mr. Paro’s appointment as Vice President and Chief Accounting Officer, the Company entered into an offer letter (the “Paro Agreement”) which provides for a starting annual base salary of $285,000.04, a yearly discretionary performance bonus, with the target amount being 40% of Mr. Paro’s base salary, and, subject to the approval of the Compensation Committee of the Board of Directors of the Company, a one-time sign-on equity award consisting of $101,000 of restricted stock units of common stock of the Company, subject to the terms and conditions of the Company’s 2017 Stock Incentive Plan and the applicable restricted stock unit agreement. Mr. Paro will also be eligible to participate in the Company’s sponsored benefits provided to other Company employees of similar rank and tenure, subject to the terms and conditions of such policies and programs.

The foregoing summary of the Paro Agreement is qualified in its entirety by reference to the full Paro Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

Prior to joining the Company, Mr. Paro, age 41, served as Director, Global Controller at The Tomorrow Companies, d/b/a Tomorrow.io, since May 2022. From January 2021 until May 2022, Mr. Paro served as the Worldwide Controller for Fuze until and immediately following its acquisition by 8x8 (NASDAQ: EGHT). Prior to that, he was the Director and then Senior Director, Revenue Operations at Actifio from January 2017 until January 2021, until its acquisition by Google Cloud. He also previously served in financial positions at Fleetmatics (NYSE: FLTX) until its acquisition by Verizon, Hologic (NASDAQ: HOLX), and Acme Packet (NASDAQ: APKT) until its acquisition by Oracle. He earned a bachelor of science in accounting and a master of science in administrative studies from Boston College.

Mr. Paro has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Paro and any other person pursuant to which he is being appointed as the principal accounting officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated August 4, 2023, by and between the Registrant and Philip Paro.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA SYSTEMS, INC.

Date: August 10, 2023	By:	/s/ Edward Durkin
Edward Durkin Chief Financial Officer